As filed with the Securities and Exchange Commission on February 1, 2013
                                                                                                                                                                Registration No. 333-169706
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM S-3
REGISTRATION STATEMENT
Under The Securities Act of 1933
______________________
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-169706
______________________
GEOEYE, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________

Delaware		20-2759725
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)

ADDITIONAL REGISTRANTS

GeoEye Imagery Collection Systems Inc.	Delaware	54-1660268
GeoEye Solutions Holdco Inc.	Delaware	20-3959096
GeoEye Solutions Inc.	Delaware	20-3959552
GeoEye License Corp.	Delaware	26-3319394
i5, Inc.	Missouri	43-1913872
M.J. Harden Associates, Inc.	Missouri	44-0640199
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

GeoEye Imagery Collection Systems Inc.; GeoEye Solutions Holdco Inc.; GeoEye Solutions Inc.; GeoEye License Corp.; and i5, Inc. 21700 Atlantic Blvd., Suite 500, Dulles, Virginia 20166	GeoEye, Inc. 2325 Dulles Corner Blvd., 10th Floor Herndon, Virginia 20171	M.J. Harden Associates, Inc. 5700 Broadmoor, Suite 800, Mission, Kansas 66202
(Address, Including Zip Code, of Registrant's Principal Executive Offices)

Daniel L. Jablonsky Senior Vice President, Secretary and General Counsel DigitalGlobe, Inc. 1601 Dry Creek Drive, Suite 260 Longmont, Colorado 80503 (303) 684-4000

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)
______________________

Copies to:
Nancy A. Lieberman, Esq. Marie L. Gibson, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036-6522 (212) 735-3000
______________________

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post−effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.   ☒
If this Form is a post−effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non−accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b−2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non−accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

GeoEye, LLC, as successor by merger to GeoEye, Inc. (the “Registrant”), GeoEye Imagery Collection Systems Inc., GeoEye Solutions Holdco Inc., GeoEye Solutions Inc., GeoEye License Corp.,  i5, Inc. and M.J. Harden Associates, Inc. (collectively, the “Additional Registrants”) are  filing this Post-Effective Amendment No. 1 to Registration Statement No. 333-169706, filed with the Securities and Exchange Commission on October 1, 2010, registering Senior Secured Notes due 2016 (the “Registration Statement”) to deregister any and all securities that remain unsold under the Registration Statement.

Pursuant to the Agreement and Plan of Merger, dated  July 22, 2012 (the “Merger Agreement”), as amended, by and among the Registrant, DigitalGlobe, Inc. ("DigitalGlobe"), 20/20 Acquisition Sub, Inc. and WorldView, LLC,  on January 31, 2013, the Registrant and DigitalGlobe combined their businesses through the merger of 20/20 Acquisition Sub, Inc., a direct wholly owned subsidiary of DigitalGlobe, with and into the Registrant, and the separate corporate existence of 20/20 Acquisition Sub, Inc. ceased, with the Registrant being the surviving entity. Immediately thereafter and pursuant to the Merger Agreement, the Registrant merged with and into WorldView, LLC, a direct wholly owned subsidiary of DigitalGlobe, with the separate corporate existence of the Registrant having ceased and WorldView, LLC being the surviving entity. WorldView, LLC was then renamed GeoEye, LLC, and became a direct wholly owned subsidiary of DigitalGlobe (the "Merger").  As a result of the Merger, the Registrant terminated all offers and sales of its securities registered pursuant to the Registration Statement.

In connection with the Merger Agreement and the Merger, and in accordance with an undertaking made by the Registrant and each of the Additional Registrants in the Registration Statement to remove from registration, by means of a post−effective amendment, any securities registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant and each of the Additional Registrants hereby removes from registration any and all securities registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longmont, State of Colorado, on this 1st day of February, 2013.

GEOEYE, LLC (as successor by merger to GeoEye, Inc.)

By:	/s/ Jeffrey R. Tarr
	Name:	Jeffrey R. Tarr
	Title:	Chief Executive Officer, Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey R. Tarr	Chief Executive Officer, Director	February 1, 2013
Jeffrey R. Tarr
/s/ Yancey L. Spruill	Executive Vice President, Chief Financial Officer and Treasurer	February 1, 2013
Yancey L. Spruill	(Principal Financial and Accounting Officer), Director
/s/ Daniel L. Jablonsky	Senior Vice President, Secretary and	February 1, 2013
Daniel L. Jablonsky	General Counsel, Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longmont, State of Colorado, on this 1st day of February, 2013.

GEOEYE IMAGERY COLLECTION SYSTEMS INC.

By:	/s/ Jeffrey R. Tarr
	Name:	Jeffrey R. Tarr
	Title:	President and Director (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey R. Tarr	President and Director (Chief Executive	February 1, 2013
Jeffrey R. Tarr	Officer)

/s/ Yancey L. Spruill	Treasurer and Director (Principal Financial and Accounting	February 1, 2013
Yancey L. Spruill	Officer)

/s/ Daniel L. Jablonsky	Director	February 1, 2013
Daniel L. Jablonsky

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longmont, State of Colorado, on this 1st day of February, 2013.

GEOEYE SOLUTIONS HOLDCO INC.

By:	/s/ Jeffrey R. Tarr
	Name:	Jeffrey R. Tarr
	Title:	President and Director (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey R. Tarr	President and Director (Chief Executive	February 1, 2013
Jeffrey R. Tarr	Officer)

/s/ Yancey L. Spruill	Treasurer and Director (Principal Financial and Accounting	February 1, 2013
Yancey L. Spruill	Officer)

/s/ Daniel L. Jablonsky	Director	February 1, 2013
Daniel L. Jablonsky

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longmont, State of Colorado, on this 1st day of February, 2013.

GEOEYE SOLUTIONS INC.

By:	/s/ Jeffrey R. Tarr
	Name:	Jeffrey R. Tarr
	Title:	President and Director (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey R. Tarr	President and Director (Chief Executive	February 1, 2013
Jeffrey R. Tarr	Officer)

/s/ Yancey L. Spruill	Treasurer and Director (Principal Financial and Accounting	February 1, 2013
Yancey L. Spruill	Officer)

/s/ Daniel L. Jablonsky	Director	February 1, 2013
Daniel L. Jablonsky

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longmont, State of Colorado, on this 1st day of February, 2013.

GEOEYE LICENSE CORP.

By:	/s/ Jeffrey R. Tarr
	Name:	Jeffrey R. Tarr
	Title:	President and Director (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey R. Tarr	President and Director (Chief Executive	February 1, 2013
Jeffrey R. Tarr	Officer)

/s/ Yancey L. Spruill	Treasurer and Director (Principal Financial and Accounting	February 1, 2013
Yancey L. Spruill	Officer)

/s/ Daniel L. Jablonsky	Director	February 1, 2013
Daniel L. Jablonsky

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longmont, State of Colorado, on this 1st day of February, 2013.

I5, INC.

By:	/s/ Jeffrey R. Tarr
	Name:	Jeffrey R. Tarr
	Title:	President and Director (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey R. Tarr	President and Director (Chief Executive	February 1, 2013
Jeffrey R. Tarr	Officer)

/s/ Yancey L. Spruill	Treasurer and Director (Principal Financial and Accounting	February 1, 2013
Yancey L. Spruill	Officer)

/s/ Daniel L. Jablonsky	Director	February 1, 2013
Daniel L. Jablonsky

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longmont, State of Colorado, on this 1st day of February, 2013.

M.J. HARDEN ASSOCIATES, INC.

By:	/s/ Jeffrey R. Tarr
	Name:	Jeffrey R. Tarr
	Title:	President and Director (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey R. Tarr	President and Director (Chief Executive	February 1, 2013
Jeffrey R. Tarr	Officer)

/s/ Yancey L. Spruill	Treasurer and Director (Principal Financial and Accounting	February 1, 2013
Yancey L. Spruill	Officer)

/s/ Daniel L. Jablonsky	Director	February 1, 2013
Daniel L. Jablonsky